Exhibit 99.2
Dave Weidman, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Celanese 3Q 2010 Earnings Conference Call / Webcast Tuesday, October 26, 2010 10:00 a.m. ET

Forward looking statements Reconciliation and use of non-GAAP measures to U.S. GAAP This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of business cycles, particularly in the automotive, electrical, electronics and construction industries; changes in the price and availability of raw materials; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; changes in the degree of intellectual property and other legal protection afforded to our products; compliance costs and potential disruption of production due to accidents or other unforeseen events or delays in construction of facilities; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relates to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: operating EBITDA, business operating EBITDA, proportional affiliate EBITDA and affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA and business EBITDA is operating profit; for proportional affiliate EBITDA is equity in net earnings of affiliates; for affiliate EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined by the company as operating profit from continuing operations, plus equity in net earnings from affiliates, cost dividend income, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Business operating EBITDA, a measure used by management to measure performance of its internal operations, is defined by the company as operating profit from continuing operations, plus depreciation and amortization, and further adjusted for other charges and adjustments. This reflects the operating results of the company's operations without regard to its equity and cost investments. The company believes that investors should consider business operating EBITDA when evaluating the company's internal operations. Proportional affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined by the company as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA is defined by the company as operating profit plus the depreciation and amortization of its equity affiliates. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year, excluding changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. Proportional net debt is defined as our proportionate share of our affiliates' net debt. Adjusted free cash flow is defined by the company as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 3Q 2010 highlights highlights highlights Third Quarter 2010: Strong results driven by overall higher volume and pricing with expanded margins Global demand remains healthy across all business lines * See slides 23 and 24 for equity affiliate preliminary results and Celanese proportional share

Celanese continues to execute its value creation levers Doubling VAE capacity at Nanjing, China facility Increasing acetate tow production in Nantong Expanding POM capacity in Europe and Middle East Geographic Growth Innovating with customer-driven and technology focus Continuing development of high value-added applications and manufacturing processes Innovation Delivering 8% per annum sustainable productivity improvement over last three years Closing Spondon, UK acetate flake and tow facility; expected savings of $40-$60 million per year Productivity Creating shareholder value through synergistic acquisitions Optimizing portfolio to reduce earnings volatility Portfolio Enhancements

Steven Sterin Senior Vice President and Chief Financial Officer

Third Quarter 2010: Significant volume growth fueled by continued healthy demand across all end-use segments and FACT acquisition Robust innovation pipeline driving growth in new products and applications Preparing for Kelsterbach relocation with inventory build Advanced Engineered Materials Outlook: Strong year-over-year improvement in earnings and margins with expected normal Q4 seasonality Sustained growth in equity affiliate earnings Continued inventory build in preparation for Kelsterbach relocation in millions 3rd Qtr 2010 3rd Qtr 2009 Net Sales $271 $220 Operating EBITDA $90 $73

Third Quarter 2010: Higher volume on increased global demand, primarily in acetate products Margin expansion driven by sustainable productivity initiatives that more than offset higher energy costs Consumer Specialties Outlook: Steady year-over-year earnings growth and sustained margins into Q4 Expect Q4 volume levels to reflect modest seasonality in millions 3rd Qtr 2010 3rd Qtr 2009 Net Sales $288 $271 Operating EBITDA $81 $68

Third Quarter 2010: Higher pricing and volume as application innovation drove an improved product mix Additional volume from EVA performance polymers following Q3 2009 production outage Emulsions business in Asia at full utilization ahead of VAE capacity expansion in Nanjing mid-2011 Industrial Specialties Outlook: Expected normal seasonality in earnings and margins in Q4 Ongoing commercialization of innovation pipeline expected to partially offset seasonality in millions 3rd Qtr 2010 3rd Qtr 2009 Net Sales $276 $236 Operating EBITDA $36 $29

Acetyl Intermediates Third Quarter 2010: Strong results driven by improved global demand and additional production capacity in Asia Margin improvement with higher pricing for all major acetyl derivative products more than offset higher raw material cost and energy Benefits from manufacturing realignment activities Outlook: Continued strong growth in Asia and emerging economies; slow growth in US and Europe Advantaged acetyl technology sustains acetic acid margins in millions 3rd Qtr 2010 3rd Qtr 2009 Net Sales $777 $666 Operating EBITDA $110 $87

YTD 2010: Earnings and Cash Flow impact Strong performance of AEM affiliates driven by higher demand in the Asia region Higher equity earnings driven by improved global demand for specialty engineered polymers Affiliate performance YTD 2010 YTD 2009* Earnings from Equity Affiliates 131 58 Dividends from Cost Investments 73 57 Income Statement Note: YTD refers to nine months ended September 30th * The nine months ended September 30, 2009 excludes a one-time tax adjustment to Equity in net earnings of affiliates of $19 million. YTD 2010 YTD 2009* Earnings from Equity Affiliates 131 58 Proportional Affiliate EBITDA in Excess of Equity Earnings 113 86 Earnings and Proportional EBITDA

Term loan extension Bond issuance Revolver extension Interest rate swap $600 million issued at par 6.625% coupon 8-year maturity (Oct. 2018) Non-callable until Oct. 2014 Notes rated Ba3 / BB- $1.4 billion extended to Oct. 2016 Extended tranche currently priced @ L+300 bps $500 million non-extended portion matures April 2014 @ L+150 bps Paid down $800 million using bond proceeds and cash on hand $600 million availability extended to Oct. 2015 Currently priced @ L+ 250 bps Zero balance outstanding Executed $1.1 billion forward interest-rate swap Locks in LIBOR for 2012-2013 period @ 1.71% Q3 capital structure transactions

Impact on Interest Cost Debt maturities and interest cost Net Interest Cost ($mm) Minimal effect in 2010 Net interest in 2011 approximately $225 million Significant decrease in 2012 as fixed LIBOR declines sharply 2010 2011 2012 2013 2014 2015 2016 2017 2018 Thereafter Term Loan 0 0 0 0 509 0 0 0 0 0 Senior Unsecured Notes 0 0 0 0 0 0 0 0 600 0 Extended Term Loan 0 0 0 0 0 0 1410 0 0 0 Other Revolver 0 0 0 0 0 600 0 0 0 0 Extended Term Loan New Senior Unsecured Notes Revolver Capacity After Transaction Before Transaction Staggered maturities Maintained revolver availability Maintained flexibility 2010 2011 2012 2013 2014 2015 2016 2017 2018 Thereafter Term Loan 0 0 0 0 2719 0 0 0 0 0 Senior Unsecured Notes 0 0 0 0 0 0 0 0 0 0 Extended Term Loan 0 0 0 0 0 0 0 0 0 0 Other Revolver 0 0 0 600 0 0 0 0 0 0 ($mm) ($mm) Note: Does not reflect maturities of capital leases, industrial revenue bonds, other bank obligations, or affiliate borrowings. Excludes impact of amortization. LIBOR assumptions for 2010 [0.46%], 2011 [0.64%], and 2012 [1.27%] Benefits

Repaid $200 million of term loan debt Repurchased $21 million of common shares and paid $8 million of dividends during 3Q 2010 Expect approximately $350 million outflow for Kelsterbach relocation in 2010, including capital expenditures and project expense Strong cash generation continues throughout economic cycle Available Cash Available Cash Cash (as of 9/30/2010) $884 Operating Cash ~($100 - $200) Cash Available for Strategic Purposes ~$700 $ in millions $ in millions * Excludes Ticona Kelsterbach relocation cash flows

Appendix Notes: 1. References on the following slides to tables correspond to the tables included with Celanese press release dated October 26, 2010 2. Table 7 references to slide 20

Free cash flow 3Q 2010 Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow $ in millions 3Q 2010 3Q 2009 Net cash provided by operating activities $144 $109 Adjustments to operating cash for discontinued operations ($3) $2 Net cash provided by operating activities from continuing operations $141 $111 Less: Capital expenditures ($44) ($34) Add: Other charges and adjustments1 ($3) ($12) Adjusted Free Cash Flow2 $94 $65 1Amounts primarily associated with cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes 2Excludes Ticona Kelsterbach relocation cash flows (see page 14) Factors contributing to cash generation during 2010: Strong cash generation reflecting technology and specialty material businesses Sustained improvements in fixed cost structure

3Q 2010 Other charges and other adjustments by segment - unaudited in millions AEM CS IS AI Other Total Employee termination benefits - 14 - 2 1 17 Plant/office closures - - - (1) - (1) Ticona Kelsterbach plant relocation 7 - - - - 7 Plumbing actions (26) - - - - (26) Asset impairments - - - - - - Insurance recoveries - - (25) - 7 (18) Resolution of commercial disputes - (15) - - - (15) Total other charges (19) (1) (25) 1 8 (36) Business optimization - - - - 3 3 Ticona Kelsterbach plant relocation (5) - - - - (5) Plant closures - 2 - 1 - 3 Contract termination - - - - - - Gain on sale of building - - - - - - Write-off of other productive assets - - - - - - Other 2 - - - - 2 Total other adjustments (3) 2 - 1 3 3 Total other charges and other adjustments (22) 1 (25) 2 11 (33)

Reg G: Reconciliation of adjusted EPS (Table 6) - unaudited

Reg G: Reconciliation of net debt (Table 5) - unaudited (in $ millions) Short-term borrowings and current installments of long-term debt - third party and affiliates 261 242 Long-term debt 3,010 3,259 Total debt 3,271 3,501 Less: Cash and cash equivalents 884 1,254 Net Debt 2,387 2,247 September 30, 2010 December 31, 2009

Reg G: Reconciliation of other charges and other adjustments (Table 7) - unaudited Other Charges: (in $ millions) 2010 2009 2010 2009 Employee termination benefits 17 65 26 94 Plant/office closures (1) 20 4 20 Ticona Kelsterbach plant relocation 7 4 17 10 Plumbing actions (26) - (40) (3) Asset impairments - 7 73 8 Insurance recoveries (18) - (18) (6) Resolution of commercial disputes (15) - (15) - Total (36) 96 47 123 Other Adjustments: 1 (in $ millions) 2010 2009 2010 2009 Business optimization 3 - 10 3 Ticona Kelsterbach plant relocation (5) 1 (7) 3 Plant closures 3 10 12 16 Contract termination - - 22 - Gain on sale of building - - (14) - Gain on sale of PVOH business - (34) - (34) Write-off of other productive assets - - 17 - Other 2 2 (3) 12 (11) Total 3 (26) 52 (23) Total other charges and other adjustments (33) 70 99 100 1 These items are included in net earnings but not included in other charges. 2 The nine months ended September 30, 2009 includes a one-time adjustment to Equity in net earnings (loss) of affiliates of $19 million. September 30, Nine Months Ended September 30, Nine Months Ended September 30, Three Months Ended Three Months Ended September 30,

Reg G: Reconciliation of operating EBITDA (Table 1) - unaudited

Celanese

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Table 1
Segment Data and Reconciliation of Operating Profit (Loss) to Operating EBITDA - a Non-U.S. GAAP Measure - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in $ millions)	2010	2009	2010	2009
		As adjusted		As adjusted
Net Sales				
Advanced Engineered Materials	271	220	835	569
Consumer Specialties	288	271	817	817
Industrial Specialties	276	236	787	745
Acetyl Intermediates	777	666	2,283	1,860
Other Activities [1]	-	-	1	1
Intersegment eliminations	(106)	(89)	(312)	(298)
Total	1,506	1,304	4,411	3,694
Operating Profit (Loss)				
Advanced Engineered Materials	63	21	151	4
Consumer Specialties	71	52	105	184
Industrial Specialties	50	44	78	73
Acetyl Intermediates	81	(30)	149	20
Other Activities [1]	(44)	(22)	(120)	(100)
Total	221	65	363	181
Other Charges and Other Adjustments [2]				
Advanced Engineered Materials	(22)	7	(22)	3
Consumer Specialties	1	3	84	6
Industrial Specialties	(25)	(26)	(25)	(18)
Acetyl Intermediates	2	87	56	96
Other Activities [1]	11	(1)	6	13
Total	(33)	70	99	100
Depreciation and Amortization Expense [3]				
Advanced Engineered Materials	19	17	53	53
Consumer Specialties	8	13	28	37
Industrial Specialties	11	11	31	35
Acetyl Intermediates	23	27	72	82
Other Activities [1]	3	5	9	9
Total	64	73	193	216
Business Operating EBITDA				
Advanced Engineered Materials	60	45	182	60
Consumer Specialties	80	68	217	227
Industrial Specialties	36	29	84	90
Acetyl Intermediates	106	84	277	198
Other Activities [1]	(30)	(18)	(105)	(78)
Total	252	208	655	497
Equity Earnings, Cost - Dividend Income and Other Income (Expense)				
Advanced Engineered Materials	30	28	113	58
Consumer Specialties	1	-	74	56
Industrial Specialties	-	-	-	-
Acetyl Intermediates	4	3	7	6
Other Activities [1]	(1)	1	11	12
Total	34	32	205	132
Operating EBITDA				
Advanced Engineered Materials	90	73	295	118
Consumer Specialties	81	68	291	283
Industrial Specialties	36	29	84	90
Acetyl Intermediates	110	87	284	204
Other Activities [1]	(31)	(17)	(94)	(66)
Total	286	240	860	629

[1] Other Activities primarily includes corporate selling, general and administrative expenses and the results from captive insurance companies.
[2] See Table 7 for details.
[3] Excludes accelerated depreciation and amortization associated with plant closures included in Other Charges and Other Adjustments above. See Table 1A for details.

Reg G: Reconciliation of consolidated operating EBITDA to net earnings (loss) (Table 1A) - unaudited

Reg G: Equity affiliate preliminary results and Celanese proportional share (Table 8) – unaudited

Celanese

(in $ millions)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2010	2009 As adjusted	2010	2009 As adjusted
Net Sales				
Ticona Affiliates - Asia[1]	393	322	1,143	761
Ticona Affiliates - Middle East[2]	216	182	718	427
Infraserv Affiliates[3]	473	547	1,491	1,544
Total	1,082	1,051	3,352	2,732
Operating Profit				
Ticona Affiliates - Asia[1]	51	45	179	35
Ticona Affiliates - Middle East[2]	84	89	316	166
Infraserv Affiliates[3]	23	36	70	87
Total	158	170	565	288
Depreciation and Amortization				
Ticona Affiliates - Asia[1]	22	20	63	66
Ticona Affiliates - Middle East[2]	9	8	25	20
Infraserv Affiliates[3]	25	28	75	75
Total	56	56	163	161
Affiliate EBITDA[4]				
Ticona Affiliates - Asia[1]	73	65	242	101
Ticona Affiliates - Middle East[2]	93	97	341	186
Infraserv Affiliates[3]	48	64	145	162
Total	214	226	728	449
Net Income				
Ticona Affiliates - Asia[1]	32	24	107	15
Ticona Affiliates - Middle East[2]	75	78	283	146
Infraserv Affiliates[3]	20	26	55	61
Total	127	128	445	222
Net Debt				
Ticona Affiliates - Asia[1]	90	212	90	212
Ticona Affiliates - Middle East[2]	(68)	(50)	(68)	(50)
Infraserv Affiliates[3]	261	499	261	499
Total	283	661	283	661

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%).

[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

[4] Affiliate EBITDA, a non-U.S. GAAP measure, is the sum of Operating Profit and Depreciation and Amortization.

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Reg G: Equity affiliate preliminary results and Celanese proportional share (Table 8 continued) - unaudited

Celanese

(in $ millions)	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009 As adjusted	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009 As adjusted
Proportional Net Sales				
Ticona Affiliates - Asia[1]	181	148	528	351
Ticona Affiliates - Middle East[2]	55	45	180	107
Infraserv Affiliates[3]	155	179	489	497
Total	391	372	1,197	955
Proportional Operating Profit				
Ticona Affiliates - Asia[1]	24	21	83	17
Ticona Affiliates - Middle East[2]	21	22	79	41
Infraserv Affiliates[3]	7	11	22	27
Total	52	54	184	85
Proportional Depreciation and Amortization				
Ticona Affiliates - Asia[1]	10	9	29	30
Ticona Affiliates - Middle East[2]	2	2	6	5
Infraserv Affiliates[3]	9	9	25	24
Total	21	20	60	59
Proportional Affiliate EBITDA[4]				
Ticona Affiliates - Asia[1]	34	30	112	47
Ticona Affiliates - Middle East[2]	23	24	85	46
Infraserv Affiliates[3]	16	20	47	51
Total	73	74	244	144
Equity in net earnings of affiliates (as reported on the Income Statement)				
Ticona Affiliates - Asia[1,7]	14	11	50	7
Ticona Affiliates - Middle East[2]	17	17	64	33
Infraserv Affiliates[3]	6	8	17	18
Total	37	36	131	58
Proportional Affiliate EBITDA in Excess of Equity in net earnings of affiliates[6]				
Ticona Affiliates - Asia[1]	20	19	62	40
Ticona Affiliates - Middle East[2]	6	7	21	13
Infraserv Affiliates[3]	10	12	30	33
Total	36	38	113	86
Proportional Net Debt				
Ticona Affiliates - Asia[1]	40	95	40	95
Ticona Affiliates - Middle East[2]	(17)	(13)	(17)	(13)
Infraserv Affiliates[3]	87	163	87	163
Total	110	245	110	245

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%).

[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

[4] Affiliate EBITDA, a non-U.S. GAAP measure, is the sum of Operating Profit and Depreciation and Amortization.

[5] Calculated by multiplying each affiliate's total share amount by Celanese's respective ownership percentage, netted by reporting category.

[6] Calculated as Affiliate EBITDA less Equity in net earnings of affiliates; not included in Celanese operating EBITDA.

[7] The nine months ended September 30, 2009 excludes a one-time tax adjustment to Equity in net earnings of affiliates of $ 19 million.

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